Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES THIRD QUARTER 2014 RESULTS

- Delivers Results Exceeding Prior Guidance -
- Establishes 2014 Fourth Quarter and Updates Full Year Guidance -
- Commences Leases with Two New Gaming Facilities in Ohio: Mahoning Valley Race Course and Dayton Raceway -

WYOMISSING, PA. — October 28, 2014 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the quarter ended September 30, 2014.

Financial Highlights

	Three Months Ended September 30,
(in millions, except per share data)	2014 Actual	2014 Guidance (1)
Net Revenue	$157.8	$155.7
Adjusted EBITDA (2)	$107.5	$103.6
Net Income	$49.9	$43.9
Funds From Operations (3)	$73.2	$67.1
Adjusted Funds From Operations (4)	$81.2	$74.8

Net income, per diluted common share	$0.42	$0.37
FFO, per diluted common share	$0.62	$0.57
AFFO, per diluted common share	$0.69	$0.63

(1)  The guidance figures in the tables above present the guidance provided on July 29, 2014, for the three months ended September 30, 2014.

(2)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(3)  Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(4)  Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “We are pleased that our strong third quarter resulted in revenue that exceeded our third quarter guidance. We also captured additional revenue from our monthly variable rent arrangement from Toledo and Columbus as those assets outperformed in the quarter. Furthermore, during the third quarter, Mahoning Valley Race Course and Dayton Raceway opened to the public.

FFO and AFFO were above guidance as a result of out-performance by our operating properties, increased rent from Columbus and Toledo, a favorable income tax outcome on final 2013 tax filings and an approximate $2 million elimination of the bonus accrual for corporate executives related to the Meadows transaction.”

Mr. Carlino continued, “As we look ahead, we continue to review opportunities that emanate from our broad network of industry contacts, and while the timing is not something we can control, we believe that remaining patient and focusing on value creation over the long-term remains the best approach. Finally, our management team with its significant ownership in the Company, is squarely aligned with our shareholders as we continue to pursue opportunities to increase sustainable cash flow per share as we move forward.”

Financial Update

Gaming and Leisure Properties reported FFO of $73.2 million for the three months ended September 30, 2014. Net revenue for the three months ended September 30, 2014 was $157.8 million. The Company produced net income of $49.9 million for the three months ended September 30, 2014, or $0.42 per diluted common share.

Portfolio Update

GLPI owns approximately 3,114 acres of land and 7.2 million square feet of building space, which was 100% occupied as of September 30, 2014. At the end of the third quarter of 2014, the Company owns the real estate associated with 21 casino facilities and leases 18 of these facilities to Penn National Gaming, Inc. (PENN) and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary (GLP Holdings, Inc.) of GLPI.

For the eleven months ended September 30, 2014, the PENN rent coverage ratio was 1.79:1, as provided by PENN.  This ratio does not include any adjustments required by the master lease agreement to calculate if a building rent escalator is due.  The rent escalator calculation will be determined following the completion of the first full fiscal year ending October 31, 2014.

Property maintenance capex was $0.6 million and $0.8 million for the three months ended September 30, 2014 and 2013.  Additional information on properties opened during the third quarter are as follows:

Project	Planned Total Budget	Amount Expended Through September 30, 2014
	(in thousands)
Mahoning Valley Race Course (OH) - Hollywood themed facility with up to 1,000 video lottery terminals as well as various restaurants and amenities. The facility opened on September 17, 2014, under Penn's management.	$100.0	$88.2
Dayton Raceway (OH) - Hollywood themed facility with up to 1,500 video lottery terminals as well as various restaurants and amenities. The facility opened on August 28, 2014, under Penn's management.	$89.5	$84.8

Acquisitions

In May 2014, the Company announced that it had entered into an agreement with Cannery Casino Resorts LLC (“CCR”) to acquire The Meadows Racetrack and Casino located in Washington, Pennsylvania, a suburb of Pittsburgh, Pennsylvania.  On October 27, 2014, the Company filed a lawsuit against CCR alleging, among other things, fraud, breach of the Membership Interest Purchase Agreement and breach of a related Consulting Agreement.  The Company is seeking an unspecified amount of damages.  While the Company has completed and submitted the information required for its gaming and racing applications to the Pennsylvania Gaming Control Board and the Pennsylvania Racing Commission, the timing and resolution of the claims set forth in the lawsuit are unpredictable, and the Company is not able to predict any effect this suit may have on closing of the transaction. Given the filing of the lawsuit, the Company will not be in a position to provide additional commentary on the Meadows transaction at the present time.

Balance Sheet Update

The Company had $31.3 million of unrestricted cash on hand and $2.5 billion in total debt, including $300.0 million of debt outstanding under its unsecured credit facility term loan and $196.0 million on its unsecured credit facility revolver at September 30, 2014.  The Company’s debt structure at September 30, 2014 was as follows:

	As of September 30, 2014
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.737%	$300,000
Unsecured $700 Million Revolver (1)	1.653%	196,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2023	5.375%	500,000
		$2,546,000

(1)       The margin on the term loan and revolver is Libor plus 1.50%. The Company's credit facility matures on October 28, 2018.

Dividend

On September 3, 2014, the Company’s Board of Directors declared the third quarter dividend.  Shareholders of record on September 15, 2014 received $0.52 per common share, which was paid on September 26, 2014.  The Company anticipates that its next quarterly dividend will be paid in December.

Guidance

The table below sets forth current guidance targets for financial results for the 2014 fourth quarter and full year, based on the following assumptions:

•	Hollywood at Dayton Raceway opened and began paying rent on August 28, 2014 and Hollywood at Mahoning Valley Race Course opened and began paying rent on September 17, 2014;

•	The closing of Argosy Casino Sioux City in the third quarter reducing rent by $1.6 million for the fourth quarter;

•
Total rental income of approximately $480.1 million for the year and $122.4 million for the fourth quarter, consisting of approximately $420.2 million for the year and $106.5 million for the fourth quarter from Penn, approximately $13.2 million for the year and $3.5 million for the fourth quarter from Casino Queen, $50.3 million for the year and $13.3 million for the fourth quarter of property taxes paid by our tenants, and reduced by approximately $3.6 million for the year and $0.9 million for the fourth quarter of non-assigned land lease payments made by PENN;

•	No escalator on the PENN building rent component;

•	TRS EBITDA of approximately $35.2 million for the year and $6.9 million for the fourth quarter and maintenance capex of approximately $3.3 million for the year and $1.2 million for the fourth quarter;

•	Blended income tax rate at the TRS entities of 40%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $94.6 million for the year and $24.4 million in the fourth quarter;

•	Non-real estate depreciation of approximately $12.2 million for the year and $3.0 million in the fourth quarter;

•	Equity-related employee compensation affecting EBITDA includes the following:

•
Expense of approximately $2.6 million for the year and $1.0 million for the fourth quarter related to cash-settled equity compensation awards issued pre-spin, which are fully vested by the first quarter of 2017;

•
Expense of approximately $13.2 million for the year and $3.3 million for the fourth quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are to be paid for three years ending 2016;

•
Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $12.2 million for the year and $3.6 million for the fourth quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•	Interest expense includes approximately $8.1 million for the year and $2.0 million for the fourth quarter of non-cash debt issuance costs amortization;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $9.6 million for the full year and $2.2 million for the fourth quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by PENN employees are exercised; and

•
The basic share count is approximately 112.0 million shares for the year and 112.5 million shares for the fourth quarter and the fully diluted share count is approximately 117.7 million shares for the year and 117.8 million shares for the fourth quarter.

	Three Months Ending December 31,		Full Year Ending December 31,
(in millions, except per share data)	2014 Guidance	2013 Actual	2014 Revised Guidance	2014 Prior Guidance (4)	2013 Actual
Net Revenue	$156.6	$113.8	$633.5	$629.8	$242.1
Adjusted EBITDA (1)	105.5	58.7	422.8	418.0	91.0
Net Income	44.9	9.2	186.1	180.1	19.8
Funds From Operations (2)	69.2	24.1	280.7	273.4	34.7
Adjusted Funds From Operations (3)	$76.7	$27.9	$309.9	$302.6	$46.8

Net income, per diluted common share	$0.38	$0.08	$1.58	$1.53	$0.17
FFO, per diluted common share	$0.59	$0.21	$2.38	$2.32	$0.30
AFFO, per diluted common share	$0.65	$0.24	$2.63	$2.57	$0.40

(1)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(2)         Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(3)         Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.

(4)         The prior guidance figures in the table above present the guidance provided on July 29, 2014 for the full year ended December 31, 2014.

Conference Call Details

The Company will hold a conference call on October 28, 2014 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 1-877-705-6003
International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176
International: 1-858-384-5517
Passcode: 13592809
The playback can be accessed through November 5, 2014

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance. The Company believes FFO, AFFO, Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, management fees, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI intends to elect to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects (including successful resolution of outstanding litigation against the owners of the Meadows Racetrack & Casino); GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino; GLPI's ability to maintain its status as a REIT; GLPI’s ability to satisfy any further dividend of historical accumulated earnings and profits in order to qualify as a REIT in 2014; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Brad Cohen
T: 203-682-8211
Brad.Cohen@icrinc.com

Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC.AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Rental	$107,326	$—	$320,738	$—
Real estate taxes paid by tenants (1)	12,512	—	36,956	—
Total rental revenue	119,838	—	357,694	—
Gaming	36,473	38,129	114,677	123,508
Food, beverage and other	3,015	2,984	8,934	9,573
Total revenues	159,326	41,113	481,305	133,081
Less promotional allowances	(1,531)	(1,480)	(4,396)	(4,727)
Net revenues	157,795	39,633	476,909	128,354
Operating expenses
Gaming	20,504	21,701	64,233	69,182
Food, beverage and other	2,471	2,690	7,526	8,240
Real estate taxes (1)	12,929	413	38,208	1,225
General and administrative (2)	17,743	5,553	58,215	17,316
Depreciation and amortization	26,526	3,611	79,397	10,826
Total operating expenses	80,173	33,968	247,579	106,789
Income from operations	77,622	5,665	229,330	21,565

Other income (expenses)
Interest expense	(29,378)	—	(87,460)	—
Interest income	623	—	1,837	1
Management fee (3)	—	(1,189)	—	(3,850)
Total other expenses	(28,755)	(1,189)	(85,623)	(3,849)

Income from operations before income taxes	48,867	4,476	143,707	17,716
Income tax (benefit) expense	(1,035)	1,795	2,481	7,122
Net income	$49,902	$2,681	$141,226	$10,594

Earnings per common share:
Basic earnings per common share (4)	$0.44	$0.02	$1.26	$0.10
Diluted earnings per common share (4)	$0.42	$0.02	$1.20	$0.09

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by our tenants under the triple net lease structure and also reflect an offsetting expense in operating expenses.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

(3)         Management fees are legacy charges for operating entities which were eliminated in consolidation prior to the Spin-Off.  Management fees terminated as of October 31, 2013.

(4)         Basic and diluted EPS for the three and nine months ended September 30, 2013, were retroactively restated for the number of basic and diluted shares outstanding immediately following the Spin-Off and to include the shares issued as part of the Purge Distribution.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended September 30,		Three Months Ended September 30,
	2014	2013	2014	2013
Real estate	$119,845	$—	$99,146	$—
GLP Holdings, LLC. (TRS)	37,950	39,633	8,392	9,275
Total	$157,795	$39,633	$107,538	$9,275

	NET REVENUES		ADJUSTED EBITDA
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Real estate	$357,701	$—	$289,056	$—
GLP Holdings, LLC. (TRS)	119,208	128,354	28,307	32,360
Total	$476,909	$128,354	$317,363	$32,360

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Real estate general and administrative expenses (1)	$11,569	$—	$40,156	$—
GLP Holdings, LLC. (TRS) general and administrative expenses	6,174	5,553	18,059	17,316
Total	$17,743	$5,553	$58,215	$17,316

(1)         Includes stock based compensation of $7.4 million and $20.6 million for the three and nine months ended September 30, 2014.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$49,902	$2,681	$141,226	$10,594
(Gains) or losses from sales of property	(146)	(1)	13	(31)
Real estate depreciation	23,472	—	70,205	—
Funds from operations	$73,228	$2,680	$211,444	$10,563
Other depreciation (1)	3,054	3,611	9,192	10,826
Debt issuance costs amortization	2,020	—	6,038	—
Stock based compensation	3,536	—	8,623	—
Maintenance CAPEX (2)	(641)	(766)	(2,109)	(2,510)
Adjusted funds from operations	$81,197	$5,525	$233,188	$18,879
Interest, net	28,755	—	85,623	(1)
Management fees	—	1,189	—	3,850
Income tax (benefit) expense	(1,035)	1,795	2,481	7,122
Maintenance CAPEX (2)	641	766	2,109	2,510
Debt issuance costs amortization	(2,020)	—	(6,038)	—
Adjusted EBITDA	$107,538	$9,275	$317,363	$32,360

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$47,624	$—	$134,048	$—
(Gains) or losses from sales of property	(150)	—	(150)	—
Real estate depreciation	23,472	—	70,205	—
Funds from operations	$70,946	$—	$204,103	$—
Other depreciation	—	—	—	—
Debt issuance costs amortization	2,020	—	6,038	—
Stock based compensation	3,536	—	8,623	—
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$76,502	$—	$218,764	$—
Interest, net (1)	26,155	—	77,821	—
Management fees	—	—	—	—
Income tax benefit	(1,491)	—	(1,491)	—
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(2,020)	—	(6,038)	—
Adjusted EBITDA	$99,146	$—	$289,056	$—

(1)         Interest expense, net is net of intercompany interest eliminations of $2.6 million and $7.8 million, respectively, for the three and nine months ended September 30, 2014.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$2,278	$2,681	$7,178	$10,594
(Gains) or losses from sales of property	4	(1)	163	(31)
Real estate depreciation	—	—	—	—
Funds from operations	$2,282	$2,680	$7,341	$10,563
Other depreciation (1)	3,054	3,611	9,192	10,826
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX (2)	(641)	(766)	(2,109)	(2,510)
Adjusted funds from operations	$4,695	$5,525	$14,424	$18,879
Interest, net	2,600	—	7,802	(1)
Management fees	—	1,189	—	3,850
Income tax expense	456	1,795	3,972	7,122
Maintenance CAPEX (2)	641	766	2,109	2,510
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$8,392	$9,275	$28,307	$32,360

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.